Executed in 100 Counterparts, No.      .

                          SUPPLEMENTAL INDENTURE

                           DATED MARCH 15, 1997

                  CENTRAL ILLINOIS PUBLIC SERVICE COMPANY

                                    TO

                     FIRST TRUST NATIONAL ASSOCIATION
                            and F. SGARAGLINO,
                                AS TRUSTEES


                              ______________

  (SUPPLEMENTAL TO THE INDENTURE OF MORTGAGE OR DEED OF TRUST DATED OCTOBER 1, 1941, EXECUTED BY CENTRAL ILLINOIS PUBLIC SERVICE COMPANY TO CONTINENTAL ILLINOIS NATIONAL BANK AND TRUST COMPANY OF CHICAGO AND EDMOND B. STOFFT, AS TRUSTEES)


                              ______________

                   (PROVIDING FOR FIRST MORTGAGE BONDS,
          MEDIUM-TERM NOTE SERIES 1997-1, DUE 1999 THROUGH 2003)





This instrument was prepared by William J. Harmon, of Jones, Day, Reavis & Pogue, 77 West Wacker, Suite 3500,
Chicago, Illinois 60601-1692

          THIS SUPPLEMENTAL INDENTURE, dated March 15, 1997, made and entered into by and between CENTRAL ILLINOIS PUBLIC SERVICE COMPANY, a corporation organized and existing under the laws of the State of Illinois (hereinafter commonly referred to as the "Company"), and FIRST TRUST NATIONAL ASSOCIATION (formerly First Trust of Illinois, National
Association, successor trustee to Bank of America Illinois, formerly Continental Bank, formerly Continental Bank, National Association and formerly Continental Illinois National Bank and Trust Company of Chicago), a national banking association having its office or place of business in the City of Chicago, Cook County, State of Illinois (hereinafter commonly referred to as the "Trustee"), and F. Sgaraglino (successor Co-Trustee), of the City of Chicago, Cook County, State of Illinois, as Trustees under the Indenture of Mortgage or Deed of Trust dated October 1, 1941, heretofore executed and delivered by the Company to Continental Illinois National Bank and Trust Company of Chicago and Edmond B. Stofft, as Trustees, as amended by the Supplemental Indentures dated, respectively, September 1, 1947,
January 1, 1949, February 1, 1952, September 1, 1952, June 1, 1954, February 1, 1958, January 1, 1959, May 1, 1963, May 1, 1964, June 1, 1965,
May  1, 1967, April 1, 1970, April 1, 1971, September 1, 1971, May 1, 1972,
December  1,  1973,  March  1,  1974,  April  1,  1975,  October  1,  1976,
November 1, 1976, October 1, 1978, August 1, 1979, February 1, 1980, February 1, 1986, May 15, 1992, July 1, 1992, September 15, 1992, April 1,
1993 and June 1, 1995, heretofore executed and delivered by the Company to the Trustees under said Indenture of Mortgage or Deed of Trust dated
October  1,  1941;  said  Indenture of Mortgage  or  Deed  of  Trust  dated
October 1, 1941, as amended by said Supplemental Indentures, being hereinafter sometimes referred to as the "Indenture"; and said First Trust National Association and F. Sgaraglino, as such Trustees, being hereinafter sometimes referred to as the "Trustees" or the "Trustees under the Indenture"; WITNESSETH:

          WHEREAS, the Company has determined, by resolutions duly adopted by its Board of Directors and/or the Executive Committee thereof, to issue bonds of an additional series under and to be secured by the Indenture, as hereby amended, to be known and designated as First Mortgage Bonds, Medium-Term Note Series 1997-1 (hereinafter sometimes referred to as the "bonds of Series 1997-1" or the "bonds of said Series"), and the bonds of said Series shall be authorized, authenticated and issued only as registered bonds without coupons, and to execute and deliver this supplemental indenture, pursuant to the provisions of Article I, as amended, Section 6 of
Article  II  and  Article  XVI  of  the  Indenture,  for  the  purpose   of
(1) creating and authorizing not to exceed $45,000,000 aggregate principal amount of bonds of Series 1997-1 and setting forth the form, terms, provisions and characteristics thereof, (2) modifying or amending certain provisions of the Indenture in the particulars and to the extent hereinafter specifically provided, and (3) specifically describing and conveying to the Trustees, upon the trusts and for the purposes of the Indenture, as hereby amended, certain additional properties which the Company has constructed or otherwise acquired subsequent to March 1, 1995, except property of the character expressly excepted or excluded from the lien of the Indenture by the terms thereof, and which are owned by the Company at the date of the execution hereof and are subject in any event to the lien and effect of the Indenture; and

          WHEREAS, the execution and delivery of the Company of this supplemental indenture have been duly authorized by the Board of Directors of the Company and/or the Executive Committee thereof; and the Company has requested, and hereby requests, the Trustees to enter into and join with the Company in the execution and delivery of this supplemental indenture; and

          WHEREAS, the bonds of Series 1997-1 are to be authorized, authenticated and issued only in the form of registered bonds without coupons, and each of the bonds of Series 1997-1 and the certificate of the Trustee thereon shall be substantially in the following form, to wit:


                              [form of bond]


    No.                                                          $

                Illinois Commerce Commission ID Number 5994


                  CENTRAL ILLINOIS PUBLIC SERVICE COMPANY
            First Mortgage Bond, Medium-Term Note Series 1997-1



   Original
     Issue           Dated          Maturity
     Date            Date             Date         CUSIP

March 26, 1997                         *

                   Interest
   Interest         Payment          Record
      Rate            Dates           Dates

             *%    March 15         March 1
                 September 15     September 1

REGISTERED OWNER

PRINCIPAL AMOUNT                                    DOLLARS



  *  To be completed in accordance with the terms of Section 1 of Article I hereof.
            Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to the Company or its agent for registration of transfer, exchange, or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the Registered Owner hereof, Cede & Co., has an interest herein.

           Central Illinois Public Service Company, an Illinois corporation (hereinafter referred to as the "Company"), for value received, hereby promises to pay to the Registered Owner specified above, or registered assigns, the Principal Amount specified above on the Maturity Date specified above, and to pay to the Registered Owner interest on said sum from the Dated Date hereof, at the Interest Rate specified above, payable half-yearly on the Interest Payment Dates specified above, until said principal sum is paid. The interest so payable on any Interest Payment Date will be paid, subject to certain exceptions provided in the Supplemental Indenture dated March 15, 1997, hereinafter referred to, to the Registered Owner at the close of business of the Trustee on the immediately preceding Record Date. Both the principal of and the interest on this bond shall be payable at the office or agency of the Company in the City of Chicago, State of Illinois, in any coin or currency of the United States of America which at the time of payment is legal tender for public and private debts, or, at the option of the Registered Owner, in like coin or currency, at the office or agency of the Company in the Borough of Manhattan, City of New York, State of New York. At the option of the Company, interest on this bond may be paid by check mailed on the Interest Payment Date to the Registered Owner.

            EXCEPT UNDER THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, THIS GLOBAL BOND MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY, ANOTHER NOMINEE OF THE DEPOSITARY, A SUCCESSOR OF THE DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR.

           This bond is one of the bonds issued and to be issued from time to time under and in accordance with and all secured by the indenture of mortgage or deed of trust dated October 1, 1941, executed and delivered by the Company to First Trust National Association (formerly First Trust of Illinois, National Association, successor trustee to Bank of America Illinois, formerly Continental Bank, formerly Continental Bank, National Association and formerly Continental Illinois National Bank and Trust Company of Chicago and hereinafter referred to as the "Trustee") and Edmond
B. Stofft, as Trustees, and the various indentures supplemental thereto, including the Supplemental Indenture dated March 15, 1997 pursuant to which $45,000,000 in aggregate principal amount of the First Mortgage Bonds, Medium-Term Note Series 1997-1 are authorized, each executed and delivered by the Company to the Trustees under said indenture of mortgage or deed of trust dated October 1, 1941, prior to the authentication of this bond (said indenture of mortgage or deed of trust and said supplemental indentures being hereinafter referred to, collectively, as the "Indenture"); and said First Trust National Association and F. Sgaraglino (successor Co-Trustee) being now the Trustees under the Indenture. Reference to the Indenture and to all supplemental indentures, if any, hereafter executed pursuant to the Indenture is hereby made for a description of the property mortgaged and pledged, the nature and extent of the security and the rights of the holders and Registered Owners of said bonds and of the Trustees and of the Company in respect of such security. By the terms of the Indenture the bonds to be secured thereby are issuable in series, which may vary as to date, amount, date of maturity, rate of interest, redemption provisions, medium of payment and in other respects as in the Indenture provided. The bonds of Series 1997-1 are not subject to redemption.

           In case of certain events of default specified in the Indenture, the principal of this bond may be declared or may become due and payable in the manner and with the effect provided in the Indenture. No recourse shall be had for the payment of the principal of or interest on this bond, or for any claim based hereon, or otherwise in respect hereof or of the Indenture or any indenture supplemental thereto, to or against any incorporator, stockholder, officer or director, past, present or future, of the Company, or of any predecessor or successor corporation, either directly or through the Company, or such predecessor or successor corporation, under any constitution or statute or rule of law, or by the enforcement of any assessment, penalty, or otherwise, all such liability of incorporators, stockholders, directors and officers being waived and released by the Registered Owner hereof by the acceptance of this bond and being likewise waived and released by the terms of the Indenture. This bond is transferable by the Registered Owner hereof, in person or by attorney duly authorized, at the principal office or place of business of the Trustee under the Indenture, upon the surrender and cancellation of this bond and the payment of any stamp tax or other governmental charge, and upon any such transfer a new registered bond or bonds without coupons, of the same Series and maturity and for the same aggregate principal amount, will be issued to the transferee in exchange herefore; provided, that the Company shall not be required to register, transfer or exchange bonds of said Series for a period of ten (10) days next preceding an Interest Payment Date with respect to bonds of said Series.

          This bond shall not be valid or become obligatory for any purpose unless and until it shall have been authenticated by the execution by the Trustee or its successor in trust under the Indenture of the Trustee's Certificate endorsed hereon.

           IN WITNESS WHEREOF, Central Illinois Public Service Company has caused this bond to be executed in its name by the manual or facsimile signature of its President or one of its Vice-Presidents, and its corporate seal or a facsimile thereof to be affixed or imprinted hereon and attested by the manual or facsimile signature of its Secretary or one of its Assistant Secretaries.


                              CENTRAL ILLINOIS PUBLIC SERVICE COMPANY


                                       By__________________________________
                                        President

ATTEST:


By
             Secretary


           This bond is one of the bonds of the series designated therein, described in the within mentioned Indenture.

                                      FIRST TRUST NATIONAL ASSOCIATION,
                                      as Trustee



                                     By____________________________________
                                       Authorized Officer

                           [end of form of bond]

         NOW, THEREFORE, in consideration of the premises and of the sum of One Dollar ($1.00) duly paid by the Trustees to the Company, and of other good and valuable considerations, the receipt whereof is hereby acknowledged, and for the purpose of further assuring to the Trustees under the Indenture their title to, or lien upon, the property hereinafter described, under and pursuant to the terms of the Indenture, as hereby amended, and for the purpose of further securing the due and punctual payment of the principal of and interest and the premium, if any, on all bonds which have been heretofore or shall be hereafter issued under the Indenture and indentures supplemental thereto and which shall be at any time outstanding thereunder and secured thereby, and for the purpose of securing the faithful performance and observance of all the covenants and conditions set forth in the Indenture and/or in any indenture supplemental thereto, the Company has given, granted, bargained, sold, transferred, assigned, pledged, mortgaged, warranted the title to and conveyed, and by these presents does give, grant, bargain, sell, transfer, assign, pledge, mortgage, warrant the title to and convey unto FIRST TRUST NATIONAL ASSOCIATION and F. SGARAGLINO, as Trustees under the Indenture as therein provided, and their successors in the trusts thereby created, and to their assigns, all the right, title and interest of the Company in and to any and all premises, plants, property, leases and leaseholds, franchises, permits, rights and powers, of every kind and description, real and personal, which have been acquired by the Company through construction, purchase, consolidation or merger, or otherwise, subsequent to March 1, 1995, and which are owned by the Company at the date of the execution hereof, together with the rents, issues, products and profits therefrom, excepting, however, and there is hereby expressly reserved and excluded from the lien and effect of the Indenture and of this supplemental indenture, all right, title and interest of the Company, now owned, in and to (a) all cash, bonds, shares of stock, obligations and other securities not deposited with the Trustee or Trustees under the Indenture, and (b) all accounts and bills receivable, judgments (other than for the recovery of real property or establishing a lien or charge thereon or right therein) and chooses in action not specifically assigned to and pledged with the Trustee or Trustees under the Indenture, and (c) all personal property acquired or manufactured by the Company for sale, lease, rental or consumption in the ordinary course of business, and (d) the last day of each of the demised terms created by any lease of property leased to the Company and under each and every renewal of any such lease, the last day of each and every such demised term being hereby expressly reserved to and by the Company, and
(e) all gas, oil and other minerals now or hereafter existing upon, within or under any real estate of the Company subject to, or hereby subjected to, the lien of the Indenture.

          Without in any way limiting or restricting the generality of the foregoing description or the foregoing exceptions and reservations, the Company hereby expressly gives, grants, bargains, sells, transfers, assigns, pledges, mortgages, warrants the title to and conveys unto said FIRST TRUST NATIONAL ASSOCIATION and F. SGARAGLINO, as Trustees under the Indenture, and unto their successor or successors in trust, and their assigns, under the trusts and for the purposes of the Indenture, as hereby amended, the properties described in Schedule A to this supplemental indenture, which is incorporated herein by reference with the same force and effect as if set forth at length herein, and which properties have been acquired by the Company, through construction, purchase, consolidation or merger, or otherwise, subsequent to March 1, 1995 (except as otherwise indicated in said Schedule A), and which are owned by the Company at the date of the execution hereof together with the tenements, hereditaments and appurtenances thereunto belonging or appertaining, TO HAVE AND TO HOLD all said property, rights and interests forever, BUT IN TRUST, NEVERTHELESS, upon the trusts, for the purposes and subject to all the terms, conditions, provisions and restrictions of the Indenture, as hereby amended.

And upon the considerations and for the purposes aforesaid, and in order to provide, pursuant to the terms of the Indenture, for the issuance under the Indenture, as hereby amended, of bonds of Series 1997-1 and to fix the terms, provisions and characteristics of the bonds of said Series, and to modify or amend the Indenture in the particulars and to the extent hereinafter in this supplemental indenture specifically provided, the Company hereby covenants and agrees with the Trustees as follows:


                                 ARTICLE I

          SECTION 1. A series of bonds issuable under the Indenture, as hereby amended, to be known and designated as "First Mortgage Bonds, Medium-Term Note Series 1997-1" (hereinafter in this Article sometimes referred to as the "bonds of Series 1997-1" or the "bonds of said Series"), and which shall be executed, authenticated and issued only in the form of registered
bonds  without  coupons, is hereby created and authorized.   The  bonds  of
Series 1997-1 and the Trustee's Certificate to be endorsed thereon shall be substantially in the form thereof hereinbefore recited. If so directed by the Company, the bonds of Series 1997-1 shall be issued as a single global security for each maturity thereof and registered in the name of The
Depository   Trust   Company  or  its  nominee   or   successor   under   a
"book-entry-only" system pursuant to a letter of representation between the Company and the Trustee and said depository. Each bond of said Series shall be dated as of the Interest Payment Date thereof to which interest was paid next preceding the date of issue, unless (a) issued on an Interest Payment Date thereof to which interest was paid, in which event it shall be dated as of such issue date, or (b) issued prior to the occurrence of the first Interest Payment Date thereof to which interest was paid, in which event it shall be dated the Original Issue Date (specified in the form of bond). The bonds of said Series shall be due and payable in the respective principal amounts on the applicable Maturity Date specified below, shall bear interest from the date thereof at the applicable Interest Rate per annum specified below payable half-yearly on the Interest Payment Dates specified in the form of bond to the Registered Owner as specified on the registry books of the Trustee at the close of business of the Trustee on the applicable Record Date as provided in Section 3 of this Article I.

Maturity Date           Principal Amount              Interest Rate
March 15, 1999               $5,000,000                    6.52%
September 15, 1999           $5,000,000                    6.60%
March 15, 2000               $5,000,000                    6.68%
September 15, 2000           $5,000,000                    6.75%
March 15, 2001               $5,000,000                    6.83%
September 15, 2001           $5,000,000                    6.89%
March 15, 2002               $5,000,000                    6.94%
September 15, 2002           $5,000,000                    6.96%
March 15, 2003               $5,000,000                    6.99%

The bonds of Series 1997-1 shall be payable, as to both principal and interest, at the office or agency of the Company in the City of Chicago, State of Illinois, in any coin or currency of the United States of America which at the time of payment is legal tender for public and private debts, or, at the option of the Registered Owner, in like coin or currency, at the office or agency of the Company in the Borough of Manhattan, City of New
York, State of New York. At the option of the Company, interest on the bonds of Series 1997-1 may be paid by check mailed on the Interest Payment Date to the Registered Owner. So long as any "book-entry-only" system is in effect, the bonds of said Series shall be paid as provided in the letter of representation referred to above.

          SECTION 2. Anything contained in Section 14 of Article I of the Indenture, or elsewhere in the Indenture, to the contrary notwithstanding, only the person in whose name any of the bonds of said Series is registered (the "Registered Owner") at the close of business on any Record Date, as hereinafter defined, with respect to any Interest Payment Date shall be entitled to receive the interest payable on such Interest Payment Date notwithstanding the cancellation of such bonds upon any transfer or exchange subsequent to the Record Date and prior to such Interest Payment Date; provided, however, that if and to the extent the Company shall default in the payment of the interest due on such Interest Payment Date, such defaulted interest shall be paid to the persons in whose names outstanding bonds of said Series are registered on the Record Date to be established by the Trustee for payment of such defaulted interest.

          SECTION 3. The term "Record Date" as used herein with respect to any Interest Payment Date (other than an Interest Payment Date for the payment of defaulted interest) shall mean the applicable Record Date specified in the form of bond next preceding such Interest Payment Date, or, if such Record Date shall be a legal holiday or a day on which banking institutions in the City of Chicago, Illinois, are authorized by law to close, then the next preceding day which shall not be a legal holiday or a day on which such institutions are so authorized to close.


          SECTION 4. The bonds of Series 1997-1 are not subject to redemption.

          SECTION 5. The Company shall not be required to register, transfer or exchange bonds of said Series for a period of ten (10) days next preceding an Interest Payment Date with respect to bonds of said Series.

          The bonds of said Series shall, from time to time, be executed on behalf of the Company and sealed with the corporate seal of the Company, all in the manner provided or permitted by Section 6 of Article I of the Indenture, as follows:

          (a) bonds of Series 1997-1 executed on behalf of the Company by its President or a Vice-President and/or by its Secretary or an Assistant Secretary may be so executed by the facsimile signature of such President or Vice-President and/or of such Secretary or Assistant Secretary, as the case may be, of the Company, or of any person or persons who shall have been such officer or officers, as the case may be, of the Company on or subsequent to the date of this supplemental indenture, notwithstanding that he or they may have ceased to be such officer or officers of the Company at the time of the actual execution, authentication, issue or delivery of any of such bonds, and any such facsimile signature or signatures of any such officer or officers on any such bonds shall constitute execution of such bonds on behalf of the Company by such officer or officers of the Company for the purposes of the Indenture, as hereby amended, and shall be valid and effective for all purposes, provided that all bonds shall always be executed on behalf of the Company by the signature, manual or facsimile, of its President or a Vice-President and of its Secretary or an Assistant Secretary, and provided, further, that none of such bonds shall be executed on behalf of the Company by the same officer or person acting in more than one capacity; and

     (b) such corporate seal of the Company may be a facsimile, and any bonds of said Series on which such facsimile seal shall be affixed, impressed, imprinted or reproduced shall be deemed to be sealed with the corporate seal of the Company for the purposes of the Indenture, as hereby amended, and such facsimile seal shall be valid and effective for all purposes.

         SECTION 6.

    (a) Except as provided in subsections (c) and (g) below, the holder of all of the bonds of Series 1997-1 shall be the Depository Trust Company
("DTC") and the bonds of said Series shall be registered in the name of Cede & Co., as nominee for DTC.

    (b) The bonds of Series 1997-1 shall be initially issued in the form of a separate single authenticated fully registered certificate for each maturity thereof in the name of Cede & Co. and in the aggregate principal amount of the bonds of Series 1997-1 (the "Global Bonds"). Upon initial issuance, the ownership of such bonds of said Series shall be registered in the bond register kept by the Trustee in the name of Cede & Co., as nominee of DTC. So long as the bonds of said Series are evidenced by Global Bonds, the Trustee and the Company may treat DTC (or its nominee) as the sole and exclusive holder of the bonds of Series 1997-1 registered in its name for the purposes of payment of the principal of and interest on the bonds of said Series, and of giving any notice permitted or required to be given to holders under the Indenture and neither the Trustee nor the Company shall be affected by any notice to the contrary. Neither the Trustee nor the Company shall have any responsibility or obligation to any of DTC's participants (each, a "Participant"), any person claiming a beneficial ownership in the bonds of Series 1997-1 under or through DTC or any Participant (each, a "Beneficial Owner"), or any other person which is not shown on the bond register maintained by the Trustee as being a holder, with respect to the accuracy of any records maintained by DTC or any Participant, the payment by DTC or any Participant of any amount in respect of the principal of, or interest on the bonds of said Series; any notice which is permitted or required to be given to holders under the Indenture of bonds of Series 1997-1; or any consent given or other action taken by DTC as bondholder. The Trustee shall pay all principal of, and interest on the bonds of Series 1997-1 registered in the name of Cede & Co. only to or "upon the order of" DTC (as that term is used in the Uniform Commercial Code as adopted in Illinois and New York), and all such payments shall be valid and effective to fully satisfy and discharge the Company's obligations with respect to the principal of and interest on such bonds of said Series to the extent of the sum or sums so paid. Except as otherwise provided in Section 6(c) and (g) below, no person other than DTC shall receive authenticated bond certificates evidencing the obligation of the Company to make payments of principal of and interest on the bonds of said Series. Upon delivery by DTC to the Trustee of written notice to the effect that DTC has determined to substitute a new nominee in place of Cede & Co., and subject to the provision of the Indenture with respect to transfers of bonds, the word "Cede & Co." in this Supplemental Indenture shall refer to such new nominee of DTC.

     (c) All Global Bonds shall be exchangeable for bonds of Series 1997-1 in certificated form registered in the names of Participants and/or Beneficial Owners if, but only if, (i) DTC notifies the Company that it is unwilling or unable to continue as Depository for bonds of said Series or at any time ceases to be a clearing agency registered as such under the Securities Exchange Act of 1934, as amended, (ii) the Company instructs the Trustee that such Global Bonds shall be exchangeable or (iii) there shall have occurred and be continuing an event of default or an event that with notice or passage of time, or both, would constitute an event of default. In any such event, the Trustee shall issue, transfer and exchange bond certificates as requested by DTC in appropriate amounts pursuant to Article I of the Indenture and Section 1 of this Supplemental Indenture. The Company shall pay all costs in connection with the production, execution and delivery of such bond certificates. If bond certificates are issued, the provisions of the Indenture shall apply to, among other things, the transfer and exchange of such certificates and the method of payment and principal of and interest on such certificates.

    (d) Notwithstanding any other provision of this Supplemental Indenture to the contrary, so long as any bonds of Series 1997-1 are evidenced by Global Bonds, registered in the name of Cede & Co., as nominee of DTC, all payments with respect to the principal of, premium, if any, and interest on the bonds of said Series and all notices with respect to the bonds of said Series shall be made and given, respectively, to DTC as provided in the representation letter relating to the bonds of said Series among DTC, the Trustee and the Company. The Trustee is hereby authorized and directed to comply with all terms of the representation letter.

     (e) In connection with any notice or other communication to be provided pursuant to the Indenture for the bonds of Series 1997-1 by the Company or the Trustee with respect to any consent or other action to be taken by the holders of the bonds of said Series, the Company or the Trustee, as the case may be, shall seek to establish a record date to the extent permitted by the Indenture for such consent or other action and give DTC notice of such record date not less than fifteen (15) calendar days in advance of such record date to the extent possible. Such notice to DTC shall be given only when DTC is the sole holder.

     (f) NEITHER THE COMPANY NOR THE TRUSTEE WILL HAVE ANY RESPONSIBILITY OR OBLIGATIONS TO THE PARTICIPANTS OR THE BENEFICIAL OWNERS WITH RESPECT TO
(1) THE ACCURACY OF ANY RECORDS MAINTAINED BY DTC OR ANY PARTICIPANT; (2) THE PAYMENT BY DTC OR ANY PARTICIPANT OF ANY AMOUNT DUE TO ANY BENEFICIAL OWNER IN RESPECT OF THE PRINCIPAL OF PREMIUM, IF ANY, OR INTEREST ON THE
BONDS OF SERIES 1997-1; (3) THE DELIVERY BY DTC OR ANY PARTICIPANT OF ANY NOTICE TO ANY BENEFICIAL OWNER WHICH IS REQUIRED OR PERMITTED UNDER THE TERMS OF THE INDENTURE TO BE GIVEN TO HOLDERS; OR (4) ANY CONSENT GIVEN OR OTHER ACTION TAKEN BY DTC AS A HOLDER.

     SO LONG AS CEDE & CO. IS THE REGISTERED HOLDER OF THE BONDS OF SERIES 1997-1 AS NOMINEE OF DTC, REFERENCES HEREIN TO THE BONDS OF SAID SERIES OR REGISTERED HOLDERS OF THE BONDS OF SAID SERIES SHALL MEAN CEDE & CO. AND
SHALL NOT MEAN THE BENEFICIAL OWNERS OF THE BONDS OF SAID SERIES NOR DTC PARTICIPANTS.

     (g) No Global Bond may be transferred except as a whole by DTC to a nominee of DTC or by a nominee of DTC to DTC or another nominee of DTC or by DTC or any such nominee to a successor of DTC or a nominee of such successor.

     (h) Upon the termination of the services of DTC with respect to the bonds of Series 1997-1 pursuant to subsection (c) of this Section 6 after which no substitute book-entry depository is appointed, the bonds of said Series shall be registered in whatever name or names holders transferring or exchanging bonds of said Series shall designate in accordance with the provisions of the Indenture.


                                ARTICLE II

          SECTION 1. Sections 10 and 16 of Article III of the Indenture are, and each of them is, hereby amended by striking out the words "Series L, Newton, Series W through Series Z and Series 1995-1" wherever the same occur in each of said sections, and by inserting, in lieu thereof, the words "Series L, Series W through Series Z, Series 1995-1 and Series 1997-1" and the Company hereby covenants and agrees to observe and comply with the provisions of said sections as hereby amended.

                                ARTICLE III

          SECTION 1. The provisions of this supplemental indenture shall become and be effective from and after the execution hereof, and the Indenture, as hereby amended, shall remain in full force and effect.

           SECTION 2. Each reference in the Indenture, or in this supplemental indenture, to any article, section, term or provision of the Indenture shall mean and be deemed to refer to such article, section, term or provision of the Indenture, as hereby amended, except where the context otherwise indicates.

          SECTION 3. All the covenants, provisions, stipulations and agreements in this supplemental indenture contained are and shall be for the sole and exclusive benefit of the parties hereto, their successors and assigns, and of the holders and Registered Owners from time to time of the bonds and of the coupons issued and outstanding from time to time under and secured by the Indenture, as hereby amended.

          This supplemental indenture has been executed in a number of identical counterparts, each of which so executed shall be deemed to be an original.

          At the time of the execution of this supplemental indenture, the aggregate principal amount of all indebtedness of the Company outstanding, or to be presently outstanding, under and secured by the Indenture, as hereby amended, is $344,000,000, evidenced by First Mortgage Bonds of the series listed below, issued by the Company under said Indenture and now outstanding or to be presently issued by it under said Indenture, as follows:
                                                      Principal
    Series  Interest Rate(%)   Maturity Date          Amount

      L       5-7/8            May 1, 1997            15,000,000
      W       7-1/8            May 15, 1999           50,000,000
      W       8-1/2            May 15, 2022           33,000,000
      X       6-1/8            July 1, 1997           43,000,000
      X       7-1/2            July 1, 2007           50,000,000
      Y       6-3/4            September 15, 2002     23,000,000
      Z       6                April 1, 2000          25,000,000
      Z       6-3/8            April 1, 2003          40,000,000
      1995-1  6.49             June 1, 2005           20,000,000
      1997-1  (a)              (a)                    45,000,000(b)

      Total                                         344,000,000


________________________

(a)  At  the  applicable  Interest Rates and Maturity  Dates  specified  in
     Section 1 of Article I hereof.
(b)  To be presently issued by the Company under said Indenture.

          IN WITNESS WHEREOF, said Central Illinois Public Service Company has caused this instrument to be executed in its corporate name by its President or a Vice President and its corporate seal or a facsimile thereof to be hereunto affixed and to be attested by its Secretary or an Assistant Secretary, and said First Trust National Association, for the purpose of entering into and joining with the Company in the execution of this supplemental indenture, has caused this instrument to be executed in its corporate name by one of its Assistant Vice Presidents and its corporate seal to be hereunto affixed and to be attested by one of its Vice Presidents, and said F. Sgaraglino, for the purpose of entering into and joining with the Company in the execution of this supplemental indenture, has signed and sealed this instrument; all as of the day and year first above written.

                              CENTRAL ILLINOIS PUBLIC SERVICE COMPANY



                              By_____________________________________
                                  W. A. Koertner                      Vice
President
(CORPORATE SEAL)

ATTEST:


__________________________
     R. C. Porter
     Assistant Secretary
                              FIRST TRUST NATIONAL ASSOCIATION



                              By_____________________________________
                                  Larry Kusch
                                  Assistant Vice President


 (CORPORATE SEAL)

ATTEST:


__________________________
     Patricia M. Trlak
     Vice President and
     Assistant Secretary
                              ______________________________
(SEAL)
                                F. Sgaraglino
STATE OF ILLINOIS       )
                        )    ss
COUNTY OF SANGAMON      )


         I, Kendra S. Holmes, a Notary Public in and for said County in the State aforesaid, do hereby certify that William A. Koertner, Vice President of CENTRAL ILLINOIS PUBLIC SERVICE COMPANY, a corporation organized and existing under the laws of the State of Illinois, and Robert C. Porter, Assistant Secretary of said corporation, who are both personally known to me to be the same persons whose names are subscribed to the foregoing instrument as such officers, respectively, of said corporation, and who are both personally known to me to be such officers, appeared before me this day in person and severally acknowledged that they signed, sealed and delivered said instrument as their free and voluntary act as such officers, and as the free and voluntary act of said corporation, for the uses and purposes therein set forth.

          Given under my hand and official seal this 20th day of March, 1997.


                                       _______________________________
                                                     Notary Public

(NOTARIAL SEAL)






STATE OF ILLINOIS  )
                   )    ss
COUNTY OF COOK     )


          I, Sandra Rhoden, a Notary Public in and for said County in the State aforesaid, do hereby certify that:

          (a) Larry Kusch, an Assistant Vice President of FIRST TRUST NATIONAL ASSOCIATION, a national banking association, and Patricia M. Trlak, a Vice President of said association, who are both personally known to me to be the same persons whose names are subscribed to the foregoing instrument as such officers, respectively, of said association, and who are both personally known to me to be such officers, appeared before me this day in person and severally acknowledged that they signed, sealed and delivered said instrument as their free and voluntary act as such officers, and as the free and voluntary act of said association, for the uses and purposes therein set forth; and

          (b) F. Sgaraglino, personally known to me to be the same person whose name is subscribed to the foregoing instrument, appeared before me this day in person and acknowledged that he signed, sealed and delivered said instrument as his free and voluntary act, for the uses and purposes therein set forth.

          Given under my hand and official seal this 18th day of March, 1997.


                                             Sandra Rhoden
                                             Notary Public
(NOTARIAL SEAL)

                                Schedule A

            TO THE SUPPLEMENTAL INDENTURE DATED MARCH 15, 1997
               OF CENTRAL ILLINOIS PUBLIC SERVICE COMPANY TO
                   FIRST TRUST NATIONAL ASSOCIATION AND
                         F. SGARAGLINO AS TRUSTEES



The properties of the Company acquired through construction, purchase, consolidation or merger or otherwise subsequent to March 1, 1995 and prior to January 1, 1997 referred to on page 8 of the foregoing Supplemental Indenture, located in the counties of Adams, Brown, Christian, Coles, Crawford, Edgar, Effingham, Ford, Franklin, Fulton, Greene, Hancock, Jackson, Livingston, Mason, Menard, Peoria, Perry, Pulaski, Richland, Sangamon, Schuyler, Scott, Vermilion and Williamson in the State of Illinois as described as follows:

First. The following described single circuit electric transmission lines of the Company, on single wood poles or H-frame tubular steel structures, located in the State of Illinois:

         From                         To
Location          County     Location                        County       KV
Effingham Rt. 45  Effingham  N.W. Effingham Substation       Effingham    69*
New Grand Chain   Pulaski    Olmstead                        Pulaski      69*


*  Single circuit built on single wood poles.

Second.  The following described electric substations of the Company:

     (a)  located in, or in the vicinity of, the following communities, and
(b) serving the customers of the Company named below, all located in the State of Illinois:

                         (a)
                Location
        Community        County              KVA
        Olmsted          Pulaski             10,500
        Quincy           Adams               10,500
        Nauvoo           Hancock              5,250
        Niota            Hancock              5,250





                                (b)
                                   Location
        Serving             Community     County       KVA
        Pittsburgh Tube     Fairbury      Livingston    5,250
        Walmart Distributor Olney         Richland     10,500
        Chicap Pipeline     Sibley        Ford          5,250

Third. The following described gas distribution mains of the Company located in the State of Illinois:

               Location                          Appropriate
                                                length in feet
        Community      County
        Benton         Franklin                       41,385
        Marion         Williamson                     66,884
        Camden         Schuyler                        5,414
        Mt. Sterling   Brown                           2,780
        Carbondale     Jackson                        69,281
        Naples         Scott                           4,638
        Topeka and     Mason                          39,780
          area North
        Lewistown      Fulton                          4,941
        Petersburg     Menard                          3,075
        Quincy         Adams                          14,429
        Pleasant       Sangamon                        4,478
          Plains
        Effingham      Effingham                      11,560
        Mattoon        Coles                           5,838
        Charleston     Coles                           4,882
        Wee-Ma-Tuk     Fulton                          3,829
        Athens         Menard                          9,095
        Eldred         Greene                         29,737
        Paris          Edgar                           7,729
        Pana           Christian                       7,046
        Robinson       Crawford                        2,795
        Glasford       Peoria                         60,000
        (Lake
        Camelot
        Subdivision)

Fourth. The following described gas transmission mains of the Company located in the State of Illinois and extending:

        From                     To            Approximate
Location       County Location        County   length in
                                               feet
Transmission   Mason  Regulator       Mason    46,600
  main near             station near
  Havana                Topeka
 North and    Peoria Lake Camelot    Peoria   17,000
  East from             Subdivision
  near Glasford

Fifth. The following described communication facilities of the Company located in the State of Illinois, to-wit:

Item 1. Gas telemetering equipment on the pipeline tap serving the Commonwealth Edison Kincaid Power Station in Christian County.

Sixth.  The following described real estate situated in Adams County,
Illinois:

Item 1.  A part of the Southwest quarter (SW 1/4) of Section Nineteen (Sec.
19) in Township One South (T.1.S.) of the Base Line and in Range Eight West (R.8.W.) of the Fourth Principal Meridian (4th P.M.), Adams County, Illinois, being more particularly bounded and described as follows:

Commencing at the Northeast Corner (NE Cor.) of the Southwest Quarter (SW 1/4) of said Section Nineteen (Sec. 19), thence South 0122'31" West along the East line of said Southwest Quarter a distance of 130.00 feet, thence North 8837'29" West on a line perpendicular to said East line a distance of
80.00 feet, said point being the true point of beginning, thence from said true point of beginning South 0122'31" West parallel with the East line of said Southwest Quarter a distance of 200.00 feet, thence North 8837'29" West on a line perpendicular to said East line a distance of 150.00 feet, thence North 0122'31" East parallel with said East line a distance of
200.00 feet, thence South 8837'29" East a distance of 150.00 feet to the true point of beginning, containing 0.6887 acres.

Item 2. A part of the Southeast Quarter of Section 12, Township 1 South of the Base Line and in Range 9 West of the Fourth Principal Meridian, Adams County, Illinois, being more particularly bounded and described as follows,
to wit:   Beginning at a point on the east line of said Section12, said point being North 00 degrees 22 minutes 34 seconds West 301.81 feet from the southeast corner of said Section, thence South 89 degrees 37 minutes 26 seconds West 28.58 feet to a point on the westerly right-of-way of North 24th Street (Illinois Route 96), said point being 30 feet right of centerline Station 2411+37.7 of State Bond Issue Route 31 as shown on a drawing recorded in Plat Book "B" at Page 5 in the Office of the Adams County Recorder of Deeds, thence South 44 degrees 54 minutes 00 seconds West along said westerly right-of-way 192.00 feet, thence North 00 degrees 22minutes 34 seconds West parallel with the east line of said Section 12 a distance of 285.11 feet, thence North 89 degrees 37 minutes 26 seconds East a distance of 165.00 feet to a point on the east line of said Section 12, thence South 00 degrees 22 minutes 34 seconds East along said East line a distance of 150.00 feet to the point of beginning, containing 0.78 acres, including right-of-way along the east side thereof.

Seventh.  The following described real estate situated in Coles County,
Illinois:

Item 1. The North 3.000 acres of that part of the Northeast Quarter (NE 1/4) of Section One (1), Township Twelve (12) North, Range Seven (7) East of the Third Principal Meridian that lies East of the East right of way line of the Illinois Central Railroad more particularly described as follows:
Commencing at the Northeast corner of Section One (1), Township Twelve (12) North, Range Seven (7) East of the Third Principal Meridian; thence azimuth 18130'59", 1044.26 feet along the East line of said Section One (1) to the point of beginning; thence continue azimuth 18130'59", 841.34 feet along the East line of said Section One (1); thence azimuth 26840'54", 311.06 feet to the East right of way line of the Illinois Central Railroad; thence azimuth 2126'56", 911.32 feet along said right of way line to the point of beginning, containing 3.000 acres, in Mattoon Township, Coles County, Illinois.

Eighth.  The following described real estate situated in Effingham County,
Illinois:

Item 1. Lot 1 of the CIPS Subdivision of Lot 4 of the Second Addition to Teutopolis Commercial Park, being a part of the North Half of Section 23, Township 8 North, Range 5 East of the Third Principal Meridian, Effingham County, Illinois, reference being had to Plat No. 46-C and Plat Book 12, page 135 and to Plat No. 211-C and Plat Book 1242, page 191 in the Recorder's Office of Effingham County, Illinois.

Ninth.  The following described real estate situated in Ford County,
Illinois:

Item 1. A tract of land located and lying in Section 9, Township 23 North, Range 10 East of the Third Principal Meridian in Ford County, Illinois, and more particularly described as follows:

Tract I. All that part of the North 33 feet a strip of land being a portion of Norfolk and Western Railway Company's abandoned right of way (formerly the Lake Erie and Western Railroad Company) commencing at point on the West Section line of Section 9, Township 23 North, Range 10 East of the 3rd P.M., thence easterly along said right of way for a distance of 630 feet all in the Southwest Quarter of Section 9, Township 23 North, Range 10 East of the 3rd Principal Meridian, all in Ford County, Illinois, being a part of the real estate conveyed by Norfolk and Western Railway Company to Nickel Plate Trust No. 440, by Quitclaim Deed dated July 12, 1995, and recorded in the land records of Ford County, Illinois on July 20, 1995, as Document No. 200491.

Tract II. All that part of the South 50 feet a strip of land being a portion of Norfolk and Western Railway Company's abandoned right of way (formerly the Lake Erie and Western Railroad Company) commencing at point on the West Section line of Section 9, Township 23 North, Range 10 East of the 3rd P.M., thence easterly along said right of way for a distance of 255 feet all in the Southwest Quarter of Section 9, Township 23 North, Range 10 East of the 3rd Principal Meridian, all in Ford County, Illinois, being a part of the real estate conveyed by Norfolk and Western Railway Company to Nickel Plate Trust No. 440, by Quitclaim Deed dated July 12, 1995, and recorded in the land records of Ford County, Illinois on July 20, 1995, as Document No. 200491.

Tenth.  The following described real estate situated in Jackson  County,
Illinois:

Item 1. Lot 228 in John Doughtery's Second Addition to the City of Carbondale, Illinois, as shown by the recorded Plat thereon in Book "I" of Deeds at Page 732 in the Recorder's Office of Jackson County, Illinois; and that part of Lot 238 in said John Dougherty's Second Addition to the City of Carbondale and that part of adjoining alley heretofore vacated, both lying South of the North line and North of the South line of Lot 228 if said North line and South line were extended West across said vacated alley and said Lot 238 to points of intersection with the West line of said Lot 238; more particularly described as follows: Beginning at the Northeast corner of Lot 228 in John Dougherty's Second Addition to the City of Carbondale, Illinois as aforesaid, thence Westerly along the North line of said Lot 228 and an extension Westerly thereof, a distance of 166.27 feet to a point in the West line of Lot 238 in said John Dougherty's Second Addition; thence Southwesterly with a deflection angle of 8250', along the West line of said Lot 238, a distance of 49.89 feet to a point; thence Easterly with a deflection angle of 9710', along an extension Westerly of the South line of said Lot 228, and along the south line of Lot 228, a distance of 172.42 feet to the Southeast corner of said Lot 228; thence Northerly with a deflection angle of 8955', along the East line of said Lot 228, a distance of 49.50 feet to the point of beginning.

Eleventh.  The following described real estate situated in Perry County,
Illinois:

Item 1. Part of the Southwest Quarter (SW 1/4) of Section 17, in Township 6 South, Range 1 West of the Third Principal Meridian, Perry County,
Illinois, more particularly described as follows, to-wit: Commencing at the Southwest Corner of the Southwest Quarter (SW 1/4) of said Section 17, thence East along the South line of said Southwest Quarter (SW 1/4), a distance of 1179.06 feet to a point in the Easterly right of way line of the Illinois Central Gulf Railroad, thence deflecting left 9200' Northerly along said right of way line a distance of 125.02 feet to the point of beginning; from said point of beginning thence continuing the last described course along said right of way line a distance of 242.90 feet; thence deflecting right 9200' Easterly a distance of 264.85 feet; thence deflecting right 8800' Southerly a distance of 367.92 feet to the said
South line of Section 17; thence deflecting right 9200' Westerly along said south line a distance of 164.85 feet; thence deflecting right 8800' Northerly a distance of 125.02 feet; thence deflecting left 8800' Westerly a distance of 100 feet to the point of beginning.

Item 2.  A part of the Southeast Quarter of the Southwest Quarter of
Section 17, Township 6 South Range 1 West of the Third Principal Meridian in Perry County, Illinois, more particularly described as follows:
Commencing at the Southwest corner of said Quarter Quarter Section; thence North on an azimuth of 359 degreees 57'30" a distance of 25 feet; thence East on an azimuth 90 degrees 15'56" a distance of 100 feet to the point of beginning of the land herein described; thence North on an azimuth of 358 degrees 14'19" a distance of 342.90 feet; thence West on an azimuth of 270 degrees 15'56" a distance of 264.85 feet to the East Right of way line of the Illinois Central Railroad; thence North along said Right of way line on an azimuth of 358 degrees 14'19" a distance of 308.00 feet; thence East on an azimuth of 90 degrees 21'38" a distance of 414.85 feet; thence South on an azimuth of 179 degrees 57'30" a distance of 207.81 feet; thence Southwesterly on an azimuth of 258 degrees 15'00" a distance of 123.03 feet; thence Southeast on an azimuth of 168 degrees 15'00" a distance of 230.00 feet;
thence Northeast on an azimuth of 78 degrees 15'00" a distance of
55.67 feet; thence Southeast on an azimuth of 168 degrees 15'00" a distance of
166.67 feet; thence South on an azimuth of 179 degrees 57'30" a distance of
40.00 feet; thence West on an azimuth of 270 degrees 15'56" a distance of
145.00 feet to the point of beginning of the land herein described, containing 3.442 acres more or less.

Twelfth.  The following described real estate situated in Pulaski County,
Illinois:

Item 1. All the following described right of way of the abandoned main track of Norfolk Southern Railway Company that lies between Railroad Valuation station 12647+04.4 and 12746+88, having a variable right of way width, lying within Section 6, Township 15 South, Range 2 East, and Section 1 and Section 12, Township 15 South, Range 1 East, all of the Third Principal Meridian, Pulaski County Illinois, and being more particularly described as follows:

Commencing at an iron pin (set) at the Northeast Corner of said Section 6, Township 15 South, Range 2 East, of the Third Principal Meridian; thence South 8944'05" West (assumed bearing), along the North line of the Northeast Quarter (NE 1/4) of said Section 6, a distance of 2243.21 feet to a brass rod with cap (set) on the Easterly right of way line of Norfolk Southern Railway Company; thence, South 3331'21" West along said Easterly right of way line, 277.59 feet to a brass rod with cap (set), at Railroad Valuation Station 12647+04.4, and being the POINT OF BEGINNING; thence, South 3331'21" West along said Easterly right of way line, 3371.77 feet to a brass rod with cap (set) at the beginning of a curve, concave Northwesterly, having a radius of 5713.57 feet and a central angle of 1457'23"; thence, Southwestwardly along said Easterly right of way line, along the arc of said curve to the right and arc distance of 1491.47 feet, said arc being subtended by a chord which bears South 4100'03" West, 1487.24 feet to a brass rod with cap (set) at the curve's end; thence, South 4828'45" West along said Easterly right of way line, 1436.14 feet to a brass rod with cap (set); thence, North 0216'06" East, along said
Easterly right of way line, 34.63 feet to a brass rod with cap (set);
thence, South 4828'45" West, along said Easterly right of way line, 523.49 feet to a brass rod with cap (set); thence, South 8631'15" East along said Easterly right of way line, 70.71 feet to a brass rod with cap (set);
thence, South 4828'45" West, along said Easterly right of way line, 3215.92 feet to a brass rod with cap (set) at Railroad Valuation Station 12746+88 (measured Stationing 12746+49.65); thence, North 4131'15" West,
200.00 feet to a brass rod with cap (set); thence, North 4828'45" East, along the Westerly right of way line of Norfolk Southern Railway Company, 1120.87 feet to a brass rod with cap (set); thence, North 5203'47" East along said Westerly right of way line, 399.91 feet to a brass rod with cap
(set) on the Easterly right of way line of S.B. Route 147 (Illinois Route
37); thence, continuing North 5203'47" East along the Easterly right of way line of S.B. Route 147 (Illinois Route 37), being common to the Westerly right of way line of Norfolk Southern Railway company, 400.00 feet to a brass rod with cap (set); thence, North 4828'45" East along said Easterly right of way line of S.B. Route 147 (Illinois Route 37), being common to the Westerly right of way line of Norfolk Southern Railway company, 3182.37 feet to a brass rod with cap (set), at a point of intersection with a non-tangent curve, concave Northwesterly, having a radius of 5588.57 feet and a central angle of 1457 "23"; thence, Northeasterly along said Easterly right of way line of S.B. Route 147 (Illinois Route 37), being common to the Westerly right of way line of Norfolk Southern Railway Company, along the arc of said curve to the left, a distance of 1458.84 feet, said arc subtended by a chord which bears North 4100'03" East, an arc distance of 1454.70 feet to a brass rod with cap
(set) at the curve's end; thence, North 3331'21" East along said Easterly right of way line of S.B. Route 147 (Illinois Route 37), being common to the Westerly right of way line of Norfolk Southern Railway Company, 3371.77 feet to a brass rod with cap (set); thence, South 5628'39" East, 125.00 feet, to the POINT OF BEGINNING, and containing 31.85 acres of land, more or less.

Thirteenth. The following described real estate situated in Sangamon County, Illinois:

Item 1. The Northwest Quarter, except the East 241 feet thereof, of Section Twelve (12) lying North of the South line of a tract dedicated as State Bond Issue Route No. 104 and subject to dedication of such Highway Route, in Township Thirteen (13) North, Range Five (5) West of the Third Principal Meridian, situated in the Township of Pawnee, County of Sangamon and State of Illinois.

Fourteenth. The following described real estate situated in Richland County, Illinois:

Item 1. The former right of way of the Cincinnati, Hamilton & Dayton Railroad Company (C.H. & D. RR) and the Sidell and Olney Railroad Company, the said Sidell and Olney Railroad company being from time to time also known as the Danville, Olney and Ohio River Railroad Company and the Chicago and Ohio River Railroad Company, as the same extend North and South through the Southeast Quarter (SE 1/4) of the Southwest quarter (SW 1/4) of Section Twenty-seven (Sec. 27), Township Four North (T.4.N.), Range Ten East (R.10.E.) of the Third Principal Meridian (3rd P.M.), Richland County, Illinois, the said right of way lies West of and contiguous to the West right of way line of Garden Spot & Northern Corporation (formerly the Illinois Central Railroad).

Fifteenth. The following described real estate situated in Vermilion County, Illinois:

Item 1.  A tract of land located and lying in the Northwest Quarter of
Section 11, Township 23 North, Range 12 West of the Second Principal Meridian in Vermilion County, Illinois, and more particularly described as follows:

All that part of the North 50 feet of a strip of land being a portion of Norfolk and Western Railway Company's abandoned right of way (formerly the Lake Erie and Western Railroad Company) commencing at a point on the West Section of Section 11, Township 23 North, Range 12 West of the 2nd P.M., thence easterly along said right of way for a distance of 454.8 feet to a point on the west right of way line of F.A. Route 132 (IL Rte 1), all in the Northwest Quarter of Section 11, Township 23 North, Range 12 West of the Second Principal Meridian, all in Vermilion County, Illinois, being a part of the real estate conveyed by Norfolk and Western Railway Company to Nickel Plate Trust No. 440, by Quitclaim Deed dated December 27, 1995, and recorded in the land records of Vermilion County, Illinois on, January 3, 1996, as Document No. 96-76.